UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 6, 2018

Date of Report (Date of earliest event reported)

EVIO, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-12350	47-1890509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340 W. Horizon Ridge Pkwy, Suite 120, Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (541) 633-4568

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On February 6, 2019, EVIO, Inc. (the “Company”) entered into an Exchange Agreement with an investor (the “Holder”), pursuant to which the Company agreed to exchange (the “Exchange”) a Secured Promissory Note dated September 6, 2017 with the principal amount of $580,098.34 for a new Senior Secured Committed Convertible Promissory Note of the Company (“Exchange Note”). The Exchange Note has a principal amount of $580,098.34 and bears 10% interest per year. The Exchange Note is convertible into shares of Common Stock at a conversion price equal to the lower of $0.50 or 70% of the lowest trading price listed for the Company’s Common Stock on any given day (the “Trading Price”) in the fifteen (15) trading days prior to a conversion. If the Company defaults on the Note, the conversion price will be reduced to 60% of the Trading Price in the twenty (20) trading days prior to a conversion. The Exchange was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Pursuant to the Exchange Note, the Company agreed that, if the Company determines to prepare and file with the SEC a registration statement relating to an offering under the Securities Act of any of its equity securities (the “Registration Statement”), other than on Form S-4 or Form S-8, then the Company shall, upon written request from the Holder, include all or any portion of the Exchange Note or its underlying securities in such Registration Statement. The Company also granted the Holder a right of first refusal to participate in any and all future offerings in which the Company sells (i) shares of Common Stock, (ii) any securities that are convertible or exercisable into Common Stock, including, without limitation, any debt, preferred shares, right, option, warrant, (iii) conventional debt, or (iv) any combination of such securities and/or debt (“Subsequent Financing”). Furthermore, except to the Holder, the Company agreed, inter alia, not to (i) enter into any transaction in which the Company issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock at a price per share below $0.50 without the consent of the Holder, (ii) issue any shares of Common Stock below 20% of the Trading Price in the fifteen (15) trading days prior to such intended issuance without the consent of Holder.

Until such time as the Exchange Note is no longer held by the Holder, if the Company effects a Subsequent Financing, if the Holder reasonably believes that the terms and conditions of to such issuance or sale are more favorable to such investors than were granted to the Holder, the Holder may elect, in its sole discretion, in lieu of cash consideration (or whatever form of consideration is payable in such Subsequent Financing) to tender all or some of the Exchange Note then held by the Holder to the Company for the purchase of any securities issued in such Subsequent Financing on a $1.00 for $1.00 basis based on the then-outstanding principal amount of such Exchange Note, along with any accrued but unpaid interest and other amounts owing thereon, and the effective price at which such securities were sold in such Subsequent Financing so as to give the Holder the benefit of such more favorable terms and provisions.

The Company indemnified the Holder and its officer, directors, and other agents (the “Holder Parties”) from all losses, liabilities, and damages arising from any breach of the Agreement by the Company and any action instituted against the Holder Parties of their affiliates by any stockholder of the Company who is not an affiliate of such Holder Party.

The obligations of the Company under the Exchange Note are secured by all assets of the Company and its subsidiaries. A default by the Company under the Exchange Note or the Agreement could have a material adverse effect on the Company’s operations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVIO, INC.

Date: February 14, 2019	By:	/s/ William Waldrop
William Waldrop
Chief Executive Officer

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